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                                                                Exhibit 3.2


                            CERTIFICATE OF AMENDMENT
                    OF RESTATED CERTIFICATE OF INCORPORATION
                       OF CROWLEY NEW HOLDING CORPORATION

                  Crowley New Holding Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies:

                  FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

                  RESOLVED, that Article I of the Restated Certificate of Incorporation of Crowley New Holding Corporation be amended and restated to read in its entirety as follows:

                                       I.

                  The name of the corporation is Crowley Maritime Corporation.

                  SECOND: That in lieu of a meeting and vote of, stockholders, the sole stockholder of said corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                  THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this 31st day of July, 1992.

                                        CROWLEY NEW HOLDING CORPORATION

                                        By:  /s/ Thomas B. Crowley, Jr.
                                           -------------------------------------
                                                  Thomas B. Crowley
                                              Chairman of the Board and
                                               Chief Executive Officer

Attest:



By:    /s/ Tana Shipman
   --------------------------------
        Tana G. Shipman
          Secretary